                                                                    Exhibit 99.2

This statement on Form 3 is filed by BC European Capital VIII-11 to 12
(inclusive) and BC European Capital VIII-14 to 21 (inclusive). This Form 3 report is being filed in conjunction with three other Form 3 reports. Each of the Form 3 reports are filed jointly by (i) BC European Capital VIII-1 to 12
(inclusive); (ii) BC European Capital VIII-14 to 34 (inclusive); (iii) BC
European Capital VIII-35 SC to 39 SC (inclusive); (iv) LMBO Europe SAS; and (v)
CIE Management II Limited. Each of the forgoing persons (the "Reporting
Persons") may be deemed to be part of a "group" (within the meaning of Section
13(d)(3) of the Securities Exchange Act) and, as such, may be deemed to beneficially own more than 10% of the Common Stock, par value $.01 per share of
Office Depot, Inc. See Exhibit 99.1 filed herewith and incorporated herein by reference for information with respect to each of the Reporting Persons.

Designated Filer:  BC European Capital VIII-11
Date of Event Requiring Statement:  June 23, 2009
Issuer Name and Ticker or Trading Symbol:  Office Depot, Inc. (ODP)

Dated as of July 2, 2009

                  For and on behalf of the Limited Partnerships BC
                  European Capital VIII - 11 to 12 and 14 to 21:

                  /S/ MATTHEW ELSTON
                  --------------------------------------------------------------
                  Name:  Matthew Elston
                  Director, CIE Management II Limited acting as General
                  Partner of the Limited Partnerships BC European
                   Capital VIII - 11 to 12 and 14 to 21

                  /S/ MARK RODLIFFE
                  --------------------------------------------------------------
                  Name: Mark Rodliffe
                  Director, CIE Management II Limited acting as General
                  Partner of the Limited Partnerships BC European
                   Capital VIII - 11 to 12 and 14 to 21